UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

LANDAUER, INC.
(Name of Registrant as Specified in Its Charter)

GILEAD CAPITAL LP GILEAD CAPITAL GP LLC JEFFREY A. STRONG WILLIAM R. JELLISON GLENN P. TOBIN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED DECEMBER 20, 2016

GILEAD CAPITAL LP

___________________, 2016

Dear Fellow Landauer Stockholder:

Gilead Capital LP, a Delaware limited partnership, together with the other participants named herein (collectively, “Gilead” or “we”) are the beneficial owners of an aggregate of 481,415 shares of common stock, par value $0.10 per share (the “Common Stock”), of Landauer, Inc., a Delaware corporation (“Landauer” or the “Company”), representing approximately 5.0% of the outstanding shares of Common Stock. For the reasons set forth in the attached Proxy Statement, we believe significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests. We are seeking your support at the Company’s 2017 Annual Meeting of Stockholders scheduled to be held on ______ __, 2017, at _:__ _.m., local time, at ______________________________ (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”) for the following:

1.	To elect Gilead’s three (3) director nominees, William R. Jellison, Glenn P. Tobin and Jeffrey A. Strong (each a “Nominee” and, collectively, the “Nominees”), to the Board as directors to serve a one year term expiring at the 2018 annual meeting of stockholders or until their respective successors are duly elected and qualified;
2.	To ratify the selection of BDO USA, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017;
3.	To hold a non-binding advisory vote to approve the Company’s executive compensation; and
4.	To transact such other business as may properly come before the Annual Meeting.

The Board is currently composed of nine directors. At the 2015 Annual Meeting of Stockholders of the Company, the Company’s stockholders approved an amendment to the Certificate of Incorporation of the Company to declassify the Board. Accordingly, the terms of seven of the nine current directors expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect not only our three Nominees, but also the candidates who have been nominated by the Company other than [ ], [ ] and [ ]. This gives stockholders who wish to vote for our Nominees the ability to vote for a full slate of seven nominees in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the Company’s nominees will serve as directors if our Nominees are elected.

Your vote to elect our Nominees will have the legal effect of replacing three (3) incumbent directors with our Nominees. If elected, our Nominees will constitute a minority on the Board and there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to unlock stockholder value. However, we believe the election of our Nominees is an important step in the right direction for enhancing long-term value at the Company.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GREEN proxy card today. The attached Proxy Statement and the enclosed GREEN proxy card are first being furnished to the stockholders on or about ______ __, 201[ ].

If you have already voted for the incumbent management slate you have every right to change your vote by signing, dating and returning a later dated GREEN proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

/s/ Jeffrey A. Strong

Jeffrey A. Strong
Gilead Capital LP

If you have any questions, require assistance in voting your GREEN Proxy Card, or need additional copies of Gilead’s proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Stockholders Call Toll-Free at: (877) 274-8654

E-mail: info@okapipartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED DECEMBER 20, 2016

2017 ANNUAL MEETING OF STOCKHOLDERS
OF
LANDAUER, INC.
_________________________

PROXY STATEMENT
OF
Gilead Capital LP
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TODAY

Gilead Capital LP, a Delaware limited partnership (“Gilead Capital”), and the other participants in this solicitation (collectively, “Gilead” or “we”) are significant stockholders of Landauer, Inc., a Delaware corporation (“Landauer” or the “Company”), who, together with the other participants in this solicitation, beneficially own an aggregate of 481,415 shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company. We believe that the Board of Directors of the Company (the “Board”) must be reconstituted to ensure that the interests of Landauer’s stockholders, the true owners of the Company, are appropriately represented in the boardroom. We have nominated directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value. We are seeking your support at the annual meeting of stockholders scheduled to be held on ________, ______ __, 2017, at _:__ _.m., local time, at ______________________________ (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.	To elect Gilead’s director nominees, William R. Jellison, Glenn P. Tobin and Jeffrey A. Strong (each a “Nominee” and, collectively, the “Nominees”), in opposition to three (3) of the Company’s director nominees to the Board, to serve a one year term expiring at the 2018 annual meeting of stockholders or until their respective successors are duly elected and qualified;
2.	To ratify the selection of BDO USA, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017;
3.	To hold a non-binding advisory vote to approve the Company’s executive compensation; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board is currently composed of nine directors. At the 2015 Annual Meeting of Stockholders of the Company, the Company’s stockholders approved an amendment to the Certificate of Incorporation of the Company to declassify the Board. Accordingly, the terms of seven of the nine current directors expire at the Annual Meeting. This Proxy Statement is soliciting proxies to elect not only our three Nominees, but also the candidates who have been nominated by the Company other than [ ], [ ] and [ ]. This gives stockholders who wish to vote for our Nominees the ability to vote for a full slate of seven nominees in total. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the Company’s nominees will serve as directors if our Nominees are elected.

Your vote to elect our Nominees will have the legal effect of replacing three (3) incumbent directors with our Nominees. If elected, our Nominees will constitute a minority on the Board and there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to unlock stockholder value. However, it is our hope that if stockholders vote to elect our Nominees at the Annual Meeting, then the Board will give serious consideration to any ideas, plans or proposals for enhancing stockholder value that one or more of our Nominees may recommend to the full Board.

Gilead Capital, Gilead Capital GP LLC (“Gilead Capital GP”), William R. Jellison, Glenn P. Tobin and Jeffrey A. Strong are members of a group (the “Gilead Group”) formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

The Company has set the close of business on ________ __, 2016, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 2 Science Road, Glenwood, Illinois 60425. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were ________ shares of Common Stock outstanding.

As of the Record Date, the Gilead Group beneficially owned, in the aggregate, 481,415 shares of Common Stock (the “Shares”). We intend to vote such Shares FOR the election of the Nominees, FOR the ratification of the selection of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2017, and AGAINST the approval of the non-binding advisory vote to approve executive compensation, as described herein.

THIS SOLICITATION IS BEING MADE BY GILEAD AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH GILEAD IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GREEN PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

GILEAD URGES YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our GREEN proxy card are available at

[_______________________]

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. Gilead urges you to sign, date, and return the enclosed GREEN proxy card today to vote FOR the election of the Nominees and in accordance with Gilead’s recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GREEN proxy card and return it to Gilead Capital, c/o Okapi Partners LLC (“Okapi Partners”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GREEN voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our three Nominees only on our GREEN proxy card. So please make certain that the latest dated proxy card you return is the GREEN proxy card.

If you have any questions, require assistance in voting your GREEN Proxy Card, or need additional copies of Gilead’s proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Stockholders Call Toll-Free at: (877) 274-8654

E-mail: info@okapipartners.com

Background to the Solicitation

The following is a chronology of the material events leading up to this proxy solicitation:

•	Beginning in March 2015, Gilead Capital began to engage with management, including Michael Kaminski, the Company’s then-President of Radiation Measurement, Daniel Fujii, the Company’s then-Chief Accounting Officer, and Mark Zorko, the Company’s then-Interim Chief Financial Officer to discuss the Company, its accounting restatement and remediation processes, and its strategy, with a view toward investing in the Company’s stock.
•	In March 2015, Gilead Capital expressed its belief to management that the Company should divest its Medical Products segment, including IZI Medical, a business acquired by the Company in 2011 for $94 million. In Gilead Capital’s view, the acquisition represented a poor capital allocation decision by the Board because the Company appeared to overpay for a business that lacked synergies with the Company’s core radiation measurement business – a conclusion Gilead Capital believed was supported by the significant write-downs the Company had made since the acquisition. Gilead also indicated its concern with the Company’s accounting restatements and the state of the Company’s culture given the significant management turnover, particularly at the CEO and CFO levels.
•	From April 2015 to June 2015, Gilead Capital continued to conduct diligence on the Company, including through communications with Messrs. Kaminski and Fujii. On June 11, 2015, Gilead Capital asked Mr. Fujii, who had been named Chief Financial Officer in April, to help arrange a visit to the Company’s headquarters to meet with other members of the management team.
•	On July 2, 2015, Michael Leatherman, the Company’s then-President and Chief Executive Officer, called Gilead Capital to inquire about its intentions for requesting a meeting at the Company’s headquarters. On the call and in an email sent on July 7, 2015, Gilead Capital explained its long-term investment strategy and its focus on governance and leadership and provided a list of topics it wanted to discuss with Mr. Leatherman and other members of the management team.
•	On August 13, 2015, Gilead Capital sent a follow-up email to Mr. Leatherman reiterating its interest in talking to him and visiting the Company’s headquarters.
•	On August 25, 2015, the Company announced the appointment of Mr. Kaminski as the Company’s President and Chief Executive Officer as of October 1, 2015. The Company also announced that Mr. Leatherman would be stepping down as President and Chief Executive Officer and would be appointed to a new position as Executive Chairman of the Board.
•	On September 21, 2015, Gilead Capital discussed with Mr. Fujii the Company’s leadership transition and its choice to appoint an executive chairman, the accounting remediation process, and the Company’s third quarter 2015 earnings. Gilead Capital again reiterated its interest in visiting the Company.
•	On December 16, 2015, Gilead Capital discussed with Messrs. Kaminski and Fujii the delays in the Company’s Verifii wireless digital dosimetry product, pricing strategy, and fourth quarter 2015 earnings. Gilead Capital expressed its beliefs to management that Verifii is critical to the Company’s future value and that the Company needed to re-examine its pricing strategies to remain competitive.

•	During February 2016, Gilead Capital held discussions with Messrs. Fujii and Kaminski both telephonically and in person at the 2016 annual meeting of stockholders. Gilead Capital reiterated its beliefs that the Company should divest the Medical Products segment and should re-examine its pricing strategies. Gilead Capital also expressed its concern about the Company’s potential pricing strategies with respect to Verifii.
•	In March 2016, Gilead Capital began acquiring shares in Landauer.
•	During May 2016, Gilead Capital reached out to management to discuss the Company’s second quarter 2016 earnings, including the announced divestiture of IZI Medical and the long-term strategy for the Company, and to arrange for a site visit and in-person meeting with management.
•	On June 7, 2016, Gilead Capital visited the Company and met with senior management. During this visit, Gilead Capital toured the facility to observe the Company’s operations and discussed the Company’s development of Verifii. Gilead Capital also shared with Mr. Kaminski some of its views on executive compensation and questioned the need for a potentially redundant and costly Executive Chairman position, given that Mr. Kaminski was already an executive and a director on the Board.
•	During July and August 2016, Gilead Capital had conference calls with Mr. Fujii to discuss the commercial launch of Mirion’s Instadose+ dosimetry system, a competing product to Verifii, and the Company’s third quarter 2016 earnings.
•	On August 16, 2016, Gilead Capital met with Mr. Kaminski. At this meeting, Gilead Capital made a presentation to Mr. Kaminski regarding its assessment of the Company’s executive compensation structure. Gilead Capital expressed concern that the Board did not understand the value drivers of the business, as reflected by the historic and continuing overemphasis on short-term revenue growth and other generic financial metrics rather than key strategic and operational metrics that are likely to drive long-term stockholder value. Gilead Capital expressed its opinion that the compensation principles that would support a thriving, long-term business included (i) encouraging long-term ownership among management; (ii) incentivizing the expansion of Landauer’s competitive advantages; and (iii) rewarding capital-efficient profit growth. Gilead Capital requested a meeting with Mr. Leatherman, which Mr. Kaminski agreed to facilitate, to discuss Gilead Capital’s corporate governance concerns.
•	Following the August 16 meeting, Gilead Capital made repeated attempts to schedule an in-person meeting with Mr. Leatherman to discuss its concerns with him directly, including, specifically, its concerns regarding the composition of the Board, but Mr. Leatherman did not make himself available until October 4, 2016.
•	On August 18, 2016, Gilead Capital contacted management to discuss an error made in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders (the “Proxy Error”) concerning the disclosure of an incorrect window for stockholder nominations for directorships and stockholder proposals under the relevant provisions of the Bylaws for the Annual Meeting.

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•	On September 2, 2016, the Company filed a Current Report on Form 8-K acknowledging the error and extending the deadline for stockholder nominations for directorships and stockholder proposals for the Annual Meeting to December 20, 2016, in light of the Proxy Error.
•	On September 28, 2016, the Company announced its appointment of Teri G. Fontenot to the Board as an independent director; the appointment of William G. Dempsey as the new Lead Independent Director, effective October 1, 2016; the increase of the size of the Board from eight to nine directors; and the retirement of Robert J. Cronin from the Board, effective at the Annual Meeting.
•	On October 4, 2016, Gilead Capital met with Messrs. Leatherman and Kaminski at the offices of the Company’s counsel to share its view that the Company must improve its governance to reach its full potential. Gilead Capital highlighted five principal areas of concern: Board composition and skills, clear and transparent long-term strategy, strategically-aligned incentives, rigorous capital allocation and financing policies, and improved investor relations. Mr. Leatherman acknowledged, among other things, that Gilead Capital’s understanding and knowledge of the Company was “parallel to” that of the Board; that there had been excessive short-termism in the compensation plan; and that there was a need to upgrade the Board with directors who have healthcare analytics/IT experience and governance and compensation expertise. At this meeting, Gilead Capital requested Mr. Strong’s appointment to the Board, citing his board experience on governance and compensation committees, his experience recruiting highly qualified directors, the need to foster an ownership culture, and the benefits of having risk capital in the boardroom. Gilead Capital expressed its desire to work with the Company constructively and the need for the Company to act urgently, and requested a response by October 14, 2016. Mr. Leatherman stated that the Board would call Mr. Strong’s references to help evaluate the request.
•	On October 5, 2016, Mr. Kaminski emailed Gilead Capital to indicate that he had contacted the other directors and shared Gilead Capital’s Oct. 4 presentation with them for consideration. Mr. Kaminski also requested more time to provide a response due to his travel schedule. Gilead Capital followed up by providing the specific contact details for the previously provided professional references to Mr. Kaminski in order to help the Board evaluate Gilead Capital’s request.
•	On October 17, 2016, Mr. Kaminski called Gilead Capital with the Board’s response that it did not wish to add Mr. Strong to the Board because it did not want to increase the size of the Board any further. Mr. Kaminski suggested that the Board would consider Mr. Strong as a candidate to replace a director who is planning to retire at the 2018 annual meeting of stockholders. Mr. Kaminski also revealed that the Board had not contacted any of Gilead Capital’s references before making its decision.
•	On October 19, 2016, Gilead Capital requested that Mr. Kaminski arrange a call with Mr. Leatherman to discuss the Board’s response.

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•	On October 26, 2016, Gilead Capital had a teleconference with Messrs. Leatherman and Kaminski to urge the Board to reconsider Gilead Capital’s request for a Board seat on a fully-informed basis. Gilead Capital asked that the Board contact Mr. Strong’s references as promised.
•	On October 27, 2016, Gilead Capital held another teleconference with Messrs. Leatherman and Kaminski, on which Gilead Capital inquired about Mr. Leatherman’s status as a Certified Public Accountant (CPA). While the Company had repeatedly stated in its regulatory filings and press statements that Mr. Leatherman was a CPA, Gilead Capital had been unable to verify this information through a public records search. Mr. Leatherman acknowledged that he did not have a CPA license but defended his actions by stating that he did not see why it mattered. He also offered to set up a meeting with William Dempsey, the Lead Independent Director and a member of the Governance and Nominating Committee, about Gilead Capital’s Board seat request.
•	On October 28 and 30, 2016, Gilead Capital followed up by email with Mr. Kaminski to attempt to schedule the meeting with Mr. Dempsey that Mr. Leatherman had offered. Gilead Capital also expressed its concern that Mr. Leatherman’s reaction to its inquiry into his CPA credential suggested that he was not able to engage with Gilead Capital in good faith.
•	On November 1, 2016, Mr. Kaminski responded to Gilead Capital indicating that Mr. Dempsey would be available to discuss Gilead Capital’s thoughts about strategy and compensation but would not discuss the issue of Mr. Strong joining the Board nor broader changes to the composition of the Board.
•	On November 6, 2016, Gilead Capital sent a private letter to the Board outlining the Board’s legacy of poor corporate governance and decision-making, noting, among other things, the value-destroying acquisition of IZI Medical, the costly accounting restatement process for four fiscal years, and disruptive management turnover. Gilead Capital also expressed its concern with the Board’s independence, given Mr. Leatherman’s continuing presence on the Board in the face of his misrepresentations as a CPA, Mr. Leatherman’s influence as Executive Chairman, and the long tenures of most of the Company’s directors, noting that all but three directors have served on the Board for eight or more years. Gilead Capital expressed its belief that the addition of high-caliber directors with relevant skills was essential, particularly as the Company embarked on a critical technological and strategic transition to wireless digital dosimetry. Gilead Capital called upon the Board to engage with Gilead Capital in meaningful discussions or it would seek Board change to protect the interests of the Company and its stockholders.
•	On November 11, 2016, Gilead Capital had a teleconference with Messrs. Dempsey and Kaminski. Mr. Dempsey declined to respond to Gilead Capital’s concerns raised in its November 6 letter. Mr. Dempsey defended the Board’s current composition, its support of Mr. Leatherman, and suggested that Gilead Capital’s concerns about the Board’s long-term performance were unwarranted. Gilead Capital sent a follow-up email later that day requesting a formal response to its November 6 letter by November 18, 2016, and reiterating Mr. Strong’s experience in remedying corporate governance problems. Mr. Kaminski responded with an email noting that the Board would respond but may not do so by November 18.

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•	On November 16, 2016, Gilead Capital sent a letter to the Board noting that, despite being aware of the issue for three weeks, the Board had not yet taken corrective action to address Mr. Leatherman’s and the Company’s misrepresentations of his credentials. Gilead Capital expressed its concern that Mr. Leatherman’s continued presence on the Board had compromised its independence and demanded Mr. Leatherman’s removal as an officer and director of the Company by the close of business on November 18, 2016, as well as an independent investigation of the Board’s internal governance processes. Mr. Kaminski responded to Gilead Capital via email that the Board would respond after it met.
•	On November 22, 2016, Gilead Capital filed its initial Schedule 13D and issued an open letter to the Board (the “November 22 Letter”) expressing its concerns regarding the Company’s corporate governance and poor long-term strategic and financial performance, including: (i) the significant long-term underperformance of the Company’s stock since 2008; (ii) the declining operating and financial results during the same period; (iii) the Company’s accounting restatement and revision processes for the fiscal years ending 2011 through 2014, which occurred while Mr. Leatherman acted as interim Chief Financial Officer and as a member of the Audit Committee; (iv) the Board’s capital allocation and financial oversight, including the implementation of an Enterprise Resource Planning system that ran over budget by at least 470% and the 2011 decision to acquire for $94 million a medical products business that was ultimately sold at a loss of more than 88%; and (v) the Board’s failure thus far to execute on wireless digital dosimetry technology despite publicly disclosing plans to pursue such technology since 2010. In the letter, Gilead Capital also expressed its frustration that the Board had taken no action to hold Mr. Leatherman accountable for his misrepresentation of his credentials as a CPA or to address the governance concerns previously raised by Gilead Capital. Gilead Capital demanded that the Board immediately remove Mr. Leatherman as an officer and director, commence an independent investigation of the director nomination and review processes, and appoint Mr. Strong to the Board.
•	Also on November 22, 2016, within hours of the public issuance of the November 22 Letter, the Company filed a Current Report on Form 8-K (the “8-K”) with the SEC announcing Mr. Leatherman’s intention to retire from the position of Executive Chairman, effective at the Annual Meeting, but to continue on as a director if re-elected at the Annual Meeting. The Company also announced that Mr. Dempsey would be appointed Chairman of the Board, effective at the Annual Meeting, and restated the biographies of Mr. Leatherman, Mr. Dempsey, and Thomas White without providing any explanation.
•	Later on November 22, 2016, Gilead Capital left a voicemail for Mr. Kaminski stating its view that the 8-K was inadequate and misleading as a response to its concerns and requesting that the Board reconsider its decision to retain Mr. Leatherman as a director.
•	On November 23, 2016, Gilead Capital received a letter from Mr. Dempsey on behalf of the Board, stating that the Board did not view Mr. Leatherman’s CPA status as material. Mr. Dempsey declined to engage in a detailed discussion of the other governance concerns raised by Gilead Capital in the November 22 Letter, claiming they lacked merit.

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•	On November 28, 2016, Gilead Capital filed an amendment to its Schedule 13D stating its view that the 8-K and private letter received on November 23 were inadequate and failed to address the specific concerns raised by Gilead Capital in the November 22 Letter. Gilead Capital stated its belief that the failure of the Board to publicly disclose the misrepresentations about Mr. Leatherman’s credentials in the 8-K showed a lack of interest in transparent and honest communication with stockholders, and that the Board’s apparent attempt to camouflage a restatement of Mr. Leatherman’s biography was disingenuous and insulting to stockholders. Gilead Capital also expressed its belief that passing the chairmanship to Mr. Dempsey, another long-time director who also oversaw the Company’s underachievement during the past eight years, would not do anything to deepen and diversify the expertise of the Board. As a result, Gilead Capital stated it would have no alternative but to run a slate of directors in opposition to the Board’s nominees at the Annual Meeting.
•	Between November 29 and December 5, 2016, Gilead Capital and Mr. Kaminski exchanged a series of emails discussing the Company’s demonstration of the Verifii prototype at the Radiological Society of North America 2016 Annual Meeting, as well as the competing Instadose+ product exhibited by Mirion. Gilead Capital and Mr. Kaminski exchanged emails about Mr. Kaminski’s Form 4 filed on December 2, 2016.
•	On December 16, 2016, Gilead Capital had a teleconference with Messrs. Kaminski and Fujii to discuss the development of Verifii, the operating performance of the Company’s Medical Physics segment, and fourth quarter 2016 earnings.
•	On December 19, 2016, Gilead Capital delivered a letter to the Company nominating the Nominees for election to the Board at the Annual Meeting. Later that day, the Company filed a press release stating that it would make a recommendation as to Gilead Capital’s nomination of directors in due course.
•	On December 20, 2016, Gilead Capital reached out to Mr. Kaminski to discuss the nomination of the Nominees, in an effort to avoid a proxy fight. To date, no meaningful discussions have occurred between Gilead Capital and the Company to avoid a contested election at the Annual Meeting.

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REASONS FOR THE SOLICITATION

WE BELIEVE THAT LANDAUER’S BOARD REQUIRES SIGNIFICANT AND IMMEDIATE IMPROVEMENT TO PRESERVE AND MAXIMIZE STOCKHOLDER VALUE

As a long-term investor, we have concluded, based on nearly two years of engagement with the Company and extensive due diligence, that the Board requires significant and immediate improvement to preserve and maximize stockholder value. We believe Landauer has severely underachieved its strategic and economic potential, as evidenced by the Company’s poor long-term stockholder returns and declining long-term operating performance. In our view, Landauer is plagued by subpar corporate governance, and the Board has not been held accountable for the Company’s underachievement. The current Board has an average tenure of eight years, collectively owns just 1.4% of the Company, and in our view, lacks an appropriate range of skills and backgrounds to address Landauer’s current and future needs. We believe the Board has proven itself poorly suited to meet the challenges and seize the opportunities Landauer faces today and must be reconstituted with new directors who have a fresh perspective, an ownership mindset, and experience and skills commensurate with the changing demands of Landauer’s business.

We are one of the Company’s largest stockholders and believe our interests are directly aligned with the interests of all stockholders. We are soliciting your support to elect our Nominees at the Annual Meeting because we believe our Nominees have the experience, qualifications, and commitment necessary to represent the best interests of all stockholders in the boardroom and to preserve and maximize stockholder value.

The Company’s Poor Stockholder Returns Concern Us

Over three-, five- and eight-year periods (i.e., since 2008, when Mr. Michael T. Leatherman, currently Executive Chairman of the Board, William Dempsey, the Lead Independent Director, and David Meador, Chairman of the Audit Committee, all joined the Board), Landauer’s stock price has significantly underperformed the Russell 2000 Health Care Index and the Russell 2000 Index.

Source: Bloomberg.

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In addition, Landauer’s total stockholder returns have significantly underperformed both indices and the Board’s selected peer group over the same periods.

Note: “Since ’08” compares the Company’s total stockholder returns since December 31, 2008, the end of the first quarter following the appointment of Messrs. Leatherman, Dempsey, and Meador to the Board.

Source: Bloomberg. Peer returns based on equal-weighted average. As of November 21, 2016, one trading day prior to the filing of our initial Schedule 13D.

While the Board may tout the Company’s improved stock price performance over the past year, we do not believe that such improvement can be credited to this Board. Rather, we believe that a large portion of this short-term improvement is due to the rebound from the 30% drop in the stock in December 2015 caused by the Company missing earnings guidance for fiscal 2015 and announcing delays in the launch of Landauer’s wireless digital dosimetry product (Verifii), our accumulation of a large holding in the Company’s relatively illiquid stock from March 1 to July 1, 2016, during which time the stock returned 35.6% vs. 12.6% for the Russell 2000, and the broad market rally in smaller capitalization stocks since the November 8, 2016 election of Donald Trump, as evidenced by the 14.3% total return for the Russell 2000 and the 8.1% return for Landauer since the election through December 16, 2016.

We fear that if this Board as currently composed continues at the helm, the Company’s stock will continue to underperform over the long term.

The Company’s Declining Operating Performance Concerns Us

We believe the Company’s operating profit, operating margins, and balance sheet are telling measures of this Board’s underachievement. Since 2008, when Messrs. Leatherman, Dempsey and Meador all joined the Board, Landauer’s adjusted operating profit has declined by 23%, adjusted operating margins have plummeted from nearly 40% to below 20%, and its balance sheet has been turned upside-down, going from a net cash position of $34 million in 2008 to a net debt position of $96 million as of September 30, 2016.

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Source: Company filings.

Stockholders have felt the consequences of this decline in operating performance through both the stock price and the Board’s decision in 2015 to cut the Company’s quarterly dividend payment to stockholders for the first time in its 30-year history as a public company. We believe the Company’s dwindling operating profits, compressed margins, and weakened balance sheet – and the 50% dividend cut that resulted – are directly attributable to a Board that has overseen a series of strategic failures.

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Source: Bloomberg.

We Believe that Repeated Strategic and Financial Errors Made by the Board Have Destroyed Significant Stockholder Value

Over the past decade, the Board has overseen a series of strategic and financial errors that have cost stockholders substantial value. Below are just a few examples:

•	Project Comet: Information Technology Failure. In fiscal 2007, the Board approved and began to oversee the implementation of an Enterprise Resource Planning system. However, the Board apparently failed to appreciate the complexity of the project, as the initial approved $10 million budget and 18-month timeline ultimately ballooned to $57 million and seven years.

•	IZI Medical: Capital Allocation & Strategy Failure. After the Board decided to pursue and incentivize a growth-by-acquisition strategy (e.g., 2010 to 2012, the CEO’s personal management objectives set by the Compensation Committee included “growth by acquisition”), the Board in 2011 authorized the $94 million acquisition of IZI Medical, a medical products business that appeared to lack synergies with the Company’s core radiation measurement business. Shortly after the acquisition, the business collapsed due to the loss of a key customer and was finally sold in 2016 at more than an 88% loss.

•	Verifii Delays: Strategy & Execution Failure. Though Landauer has publicly discussed its plans to develop and launch wireless digital dosimetry technology since 2010, its primary competitor, Mirion, was the first to market with a commercially available wireless digital dosimeter. Landauer’s comparable product, Verifii, has yet to be released and has been subject to significant delays.

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The Board’s Weak Accounting and Financial Oversight Concerns Us

Landauer has had to restate or revise four years of financial statements (fiscal years 2011 to 2014), including those produced during Mr. Leatherman’s tenure as interim Chief Financial Officer (CFO) and as a member of the Audit Committee, due to material weaknesses in internal control over financial reporting that resulted in a wide range of accounting errors. The Company’s investigation cited, among other problems, failures to “maintain a sufficient complement of personnel with an appropriate level of knowledge of accounting” and “consistently establish appropriate authorities and responsibilities.”

We believe these issues fall clearly in the Audit Committee’s purview to “serve as an independent and objective body to monitor the Company’s financial reporting process and internal control systems,” but neither Mr. Leatherman nor any other member of the Audit Committee has been held to account for these distracting, costly, and protracted restatement and remediation processes. Mr. Leatherman’s repeated false claims to be a CPA further exacerbate these governance problems and suggest a boardroom culture marked by weak oversight and a disinterest in due diligence.

Though not as obvious as the accounting restatements, in our view, the Board has made other significant financial errors. As noted above, during Mr. Leatherman’s tenure as interim CFO, the Board’s decision to acquire IZI Medical appears to not have been undertaken with sufficient financial and strategic diligence. More recently, the Board apparently did not consider stock buybacks when the Company’s stock price was at a deep discount to current levels.

We Believe the Board Lacks Critical Technical and Strategic Skills Necessary to Guide Landauer's Evolution as a Business

Landauer is now planning a critical technological and strategic transition to wireless digital dosimetry (its Verifii product) that presents new opportunities but, if handled poorly, could cede leadership to competitors and irreparably damage the business. Overseeing the technical development roadmaps, managing risks, assessing product strategies, and setting long-term strategic and financial goals for Verifii to ensure the maximization of stockholder value should be among the Board’s highest priorities. However, we believe the Board as currently constituted lacks key skills in healthcare data analytics/information technology (IT) and software product development that compromise its ability to steer Landauer through this transition. As evidenced by the significant delays to the commercial launch of Verifii, we believe these holes in the Board’s expertise – as well as the distractions created by its many strategic and financial errors noted above – have weakened the Company’s competitive position.

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We believe these gaps in the Board’s technical and strategic skills must be filled in order for Verifii and the Company to reach their full potential over the long-term.

We Believe the Board Lacks Accountability and Transparency

Though there have been multiple changes to Landauer’s management, every director who has overseen Landauer’s extended underperformance and its series of strategic and financial errors still serves on the Board. In addition, even after we brought to the Board’s attention Mr. Leatherman’s misrepresentation of his accounting credentials, which we believe is a violation of Illinois state law, federal securities law, and Landauer’s codes of ethics, the Board has not acted to hold him accountable.

Instead, the Board has only disclosed to us, on a private basis and not publicly to all stockholders, that it had determined Mr. Leatherman’s misrepresentations of his credentials are “not material.” In light of the Board’s past public declarations that Mr. Leatherman’s CPA credential was a material qualification for his repeated election as a director and his appointment as interim CFO, its private determination that his misrepresentation and lack of that credential is now somehow not material strikes us as disingenuous, particularly to other stockholders.

Similarly, the Board has refused to discuss, publicly or privately, our detailed concerns about its governance and decision-making. We are concerned that this Board’s actions, when it comes to stockholder accountability and transparency, reflect fundamental governance shortfalls at Landauer and are not in the best interests of all stockholders.

We Believe the Board Is Poorly Aligned with Stockholders

We believe the Board’s actions are, in part, consequences of its poor alignment with stockholders. The entire nine-person Board, despite having an average tenure of eight years and including six directors with more than eight years of service, owns a mere 1.4% of the Company. During the course of their 72 collective years of service, the directors have purchased only 3,079 shares in the open market and received the bulk of their holdings through annual stock grants. In our view, the directors lack economic risk for poor performance and have greater incentives to entrench themselves to continue receiving their annual retainers than to act decisively to preserve and maximize stockholder value.

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It seems apparent to us that with so little “skin in the game,” the Board does not have the same commitment to stockholder value as we do. Given the current state of the Board, we believe that restoring an ownership culture – one focused on long-term value creation and stockholder accountability – requires stockholder representatives who have a significant financial commitment to the Company, a long-term investment horizon, and a deep interest in corporate governance.

We Believe Our Nominees Have the Experience, Qualifications and Commitment Necessary to Fully Explore Available Opportunities to Unlock Value for Stockholders

As a long-term investor in Landauer, Gilead is focused on creating the conditions for the Company to thrive and deliver long-term stockholder value. We believe Landauer requires fresh Board leadership to realize the Company’s full potential. To this end, we have identified three highly qualified directors who we believe will bring proper perspective into the boardroom, fill the gaps in the Board’s technical and strategic skills, and be extremely helpful in evaluating and executing on initiatives to preserve and maximize stockholder value.

Below are highlights of our Nominees’ biographies (in alphabetical order):

•	William R. Jellison has more than 35 years of financial, accounting, and strategic experience, primarily in businesses serving the international healthcare community. He previously served as the CFO of Stryker Corp., a leading global developer and manufacturer of medical technologies, where he led initiatives to improve the capital allocation, due diligence, strategic planning, and financial accounting processes. Prior to Stryker, he served as Senior Vice President and CFO of Dentsply International Inc., the world’s leading manufacturer of professional dental products, where he was responsible for all areas of finance and information technology. Mr. Jellison is currently a director and on the Audit Committee at PolyOne Corp., an international polymer services company. Mr. Jellison previously served on the board and Audit Committee at PracticeWorks, Inc., a healthcare information management technology provider.

•	Jeffrey A. Strong is the Chief Investment Officer, Managing Partner, and Co-Founder of Gilead Capital LP, which beneficially owns 5.0% of the outstanding stock of Landauer, and has 15 years of investment experience. Prior to Gilead Capital, Mr. Strong was a Partner and Senior Analyst at QVT Financial LP, a multi-strategy hedge fund, where he specialized in active ownership investments and other global special situations. Before QVT, Mr. Strong served as an Analyst at Shenkman Capital Management, focusing on high-yield bond investments in the healthcare, chemical, and telecom industries. Mr. Strong has served on the Nominating Committee of Fornebu Utvikling ASA, on the board of Treveria plc, and on the board of TPC Group Inc., where he was also Chairman of the Compensation and the Nominating and Governance Committees. During Mr. Strong’s three-year tenure on the TPC Group board, the stock price increased by more than 10 times.

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•	Glenn P. Tobin, Ph.D., has more than 25 years of strategic and operating experience in providing software, analytics, and information technology services and consulting, primarily for the global healthcare market. Dr. Tobin is currently Executive Vice President at The Advisory Board Company, a research, technology, and consulting firm serving the healthcare and education industries, and was previously Chief Executive Officer of its Crimson business unit, where he led a rapidly growing healthcare analytics and technology software-as-a-service (SaaS) business, and Senior Vice President of Population Health. Prior to The Advisory Board Company, Dr. Tobin was Chief Operating Officer of CodeRyte, Inc., a provider of natural language processing (NLP) software services to the healthcare market. Before CodeRyte, he served as General Manager and Executive Director of the Global Information Technology Business at CEB Inc., a global best practices insights and technology company. Prior to CEB, Dr. Tobin was Chief Operating Officer of Cerner Corporation, Inc., where he led the strategic and operational development of one of the largest providers of software and related services to the healthcare industry, and Chief Executive Officer of Cerner United Kingdom.

With the right directors, alignment of interests, and governance structures in place, we believe Landauer can deliver substantial long-term value for all stakeholders.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of nine directors. At the 2015 Annual Meeting of Stockholders of the Company, the Company’s stockholders approved an amendment to the Certificate of Incorporation of the Company to declassify the Board. Accordingly, the terms of seven of the nine current directors expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our three Nominees, William R. Jellison, Glenn P. Tobin and Jeffrey A. Strong, in opposition to three of the Company’s director nominees. Your vote to elect the Nominees will have the legal effect of replacing three incumbent directors of the Company with the Nominees. If elected, the Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they will be able to implement any actions that they may believe are necessary to enhance stockholder value as described in further detail above.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States.

William R. Jellison, age 58, is currently a private investor and previously served as the Chief Financial Officer of Stryker Corporation (NYSE: SYK), one of the world’s leading medical technology companies, from April 2013 to March 2016. Prior to joining Stryker Corporation, Mr. Jellison spent 15 years, from April 1998 to March 2013, at DENTSPLY International Inc. (NASDAQ: XRAY), the world’s largest manufacturer of professional dental products, most recently as a Senior Vice President and the Chief Financial Officer. To broaden his operational experience, he spent approximately two years (approximately between December 2002 and January 2005) as a Senior Vice President with full P&L responsibilities for some of DENTSPLY International’s operating divisions located in the U.S., Europe, and Asia. Mr. Jellison began his career with the Donnelly Corporation, a publicly-traded international automotive parts supplier, where he served in several financial leadership roles, advancing to Vice President of Finance. Mr. Jellison has served as a director and member of the Audit Committee of PolyOne Corporation (NYSE: POL), a global provider of specialized polymer materials, services, and solutions, since October 2015. Mr. Jellison previously served on the Board and the Audit Committee at PracticeWorks, Inc., a healthcare information management technology provider, from March 2001 to October 2003. Mr. Jellison holds a B.A. in Business Administration from Hope College.

Gilead believes that Mr. Jellison’s extensive experience serving in senior executive positions at companies serving the global healthcare community and leading improvements in capital allocation, mergers & acquisitions (including valuation analysis, integration and due diligence), strategic planning, and financial accounting processes and controls, along with his substantial financial expertise and public company board experience, will make him a highly-qualified candidate for the Board.

Glenn P. Tobin, Ph.D., age 55, has more than 25 years of strategic and operating experience in providing software, analytics, and information technology services and consulting, primarily for the global healthcare market. Dr. Tobin has served as the Executive Vice President of The Advisory Board Company (NASDAQ: ABCO), a research, technology, and consulting firm serving the healthcare and education industries, since January 2016. Dr. Tobin was Chief Executive Officer of The Advisory Board Company’s Crimson business unit, a healthcare analytics and technology software-as-a-service (SaaS) business, from October 2013 to January 2016 and Senior Vice President of Population Health from October 2012 to October 2013. From February 2010 to April 2012, Dr. Tobin served as the Chief Operating Officer at CodeRyte, Inc., a provider of clinical natural language processing (NLP) technology and computer-assisted coding solutions for healthcare providers. Before joining CodeRyte, Dr. Tobin held various roles at CEB Inc. (NYSE: CEB), a global best practice insights and technology company, including Executive Director of the Global Information Technology Business from October 2004 to January 2006 and General Manager from January 2006 to October 2009. Prior to CEB, Dr. Tobin served as the Chief Operating Officer of Cerner Corporation, Inc. (NASDAQ: CERN), a global supplier of healthcare information technology solutions and services, from April 1998 to June 2003 and as Chief Executive Officer of Cerner United Kingdom from June 2003 to April 2004. Dr. Tobin began his career as a consultant at McKinsey and Company, Inc., a worldwide management consulting firm, from 1991 to 1998. Dr. Tobin holds a Ph.D. in Public Policy from Harvard University, a M.P.P. from Harvard University, and a B.S. from Kansas State University.

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Gilead believes that Dr. Tobin’s strategic and operating experience in developing and providing software and analytics tools for the healthcare industry, his experience in change management and consulting for information technology, and his significant senior executive experience make him a highly-qualified candidate for the Board.

Jeffrey A. Strong, age 39, has served as Chief Investment Officer and Managing Partner of Gilead Capital since January 2016 and as the Managing Member of Gilead Capital GP since September 2014. Prior to joining Gilead Capital GP, Mr. Strong was a Partner at QVT Financial LP, a multi-strategy hedge fund, from 2009 until September 2014 and a Senior Analyst from 2005 to 2009. At QVT, Mr. Strong specialized in active ownership investments and other global special situations. From 2001 to 2005, Mr. Strong served as an Analyst at Shenkman Capital Management, a high-yield bond investment manager, where he focused on the healthcare, chemical, and telecom industries. Mr. Strong served as a Non-Executive Director of Treveria plc (LSE: TRV) from January 2010 until March 2015, as a Member of the Nominating Committee at Fornebu Utvikling ASA (OSE: FBU) from November 2009 until March 2012, and as a Director and Chairman of the Compensation and the Nominating and Governance Committees of TPC Group Inc. (NASDAQ: TPCG) from May 2009 until December 2012. Mr. Strong is a CFA® charterholder. Mr. Strong has an M.B.A. from the College of William & Mary and a B.S. from the University of Missouri.

Gilead believes Mr. Strong’s public board experience, his extensive focus on corporate governance issues as an investor and a board member, his financial and capital allocation expertise as an investment professional, and his ownership mindset as a long-term stockholder of more than 5% of the outstanding stock of Landauer make him a highly-qualified candidate for the Board.

The principal business address of Mr. Jellison is 9946 W. Gull Lake Dr., Richland, MI 49083. The principal business address of Dr. Tobin is c/o The Advisory Board Company, 2455 M St. NW, Washington, DC 20037. The principal business address of Mr. Strong is 157 Columbus Avenue, Suite 403, New York, New York 10023.

As of the date hereof, neither Mr. Jellison nor Dr. Tobin directly or indirectly beneficially owns any securities of the Company. Mr. Strong, by virtue of his relationship with Gilead Capital and Gilead Capital GP, as further explained elsewhere in this Proxy Statement, may be deemed the beneficial owner of the 481,415 shares of Common Stock beneficially owned by Gilead Capital. Mr. Strong specifically disclaims beneficial ownership of the securities reported herein that are not directly owned by him, except to the extent of his pecuniary interest therein.

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On December 19, 2016, the members of the Gilead Group entered into a Joint Filing and Solicitation Agreement (the “Solicitation Agreement”) in which, among other things, (a) they will agree to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company, (b) the Gilead Group will agree to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated by Gilead Capital, to the Board at the Annual Meeting (the “Solicitation”), and (c) Gilead will agree to bear all expenses incurred in connection with the Gilead Group’s activities, including approved expenses incurred by any of the Gilead Group members in connection with the Solicitation, subject to certain limitations. In the event any of the Nominees are elected to the Board, Gilead Capital may seek reimbursement from the Company of all expenses it incurs in connection with the nomination and the Solicitation. If such reimbursement is approved by the Board, Gilead Capital does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

Other than as stated herein, there are no arrangements or understandings between members of Gilead and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Gilead Capital believes each Nominee presently is, and if elected as a director of the Company, each of the Nominees would be, an “independent director” within the meaning of (i) applicable New York Stock Exchange (“NYSE”) listing standards applicable to board composition, and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GREEN proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under Landauer’s Amended and Restated Bylaws (the “Bylaws”) and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominees in accordance with the Company’s Bylaws and shares of Common Stock represented by the enclosed GREEN proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Gilead that any attempt to increase the size of the current Board or to reclassify the Board constitutes an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GREEN PROXY CARD.

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PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has selected BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017 and is proposing that stockholders ratify such selection. The Company is submitting the selection of BDO USA, LLP for ratification of the stockholders at the Annual Meeting.

As disclosed in the Company’s proxy statement, stockholder approval is not required to appoint BDO USA, LLP as the Company’s independent registered public accounting firm, but the Company is submitting the selection of BDO USA, LLP to stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the selection, the selection might be reconsidered by the Audit Committee. Even if stockholders ratify the selection, the Audit Committee of the Board has the authority to change the Company’s independent registered public accounting firm at any time.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR the FISCAL year ending SEPTEMBER 31, 2017 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

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PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to indicate their support for the compensation of the Company’s named executive officers. This proposal, commonly known as a “Say-on-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s proxy statement. Accordingly, the Company is asking stockholders to vote for the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in [the Company’s] Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

As disclosed in the Company’s proxy statement, the stockholder vote on the Say-on-Pay Proposal is an advisory vote only, and is not binding on the Company, the Board, or the Compensation Committee of the Board; however, the Compensation Committee of the Board may take into account the outcome of the vote in deciding future compensation decisions.

We recommend voting AGAINST the non-binding advisory vote on named executive officer compensation due to our view that (1) the Board has failed to properly align its short-term compensation practices and policies with the predominantly recurring nature of the Company’s business (we note that while approximately 90% of the Company’s revenues are recurring, the annual bonus target range for revenues has expanded to 40 percentage points (i.e. ±20%) from 6 percentage points a decade ago), and (2) the Board’s lack of disclosure of performance goals for the long-term incentive plan makes it impossible for stockholders to assess the efficacy and strategic alignment of the Board’s long-term compensation practices and policies.

FOR THE REASONS SET FORTH ABOVE, WE RECOMMEND VOTING “AGAINST” THIS RESOLUTION.

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VOTING AND PROXY PROCEDURES

Stockholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, we believe that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is Common Stock.

Shares of Common Stock represented by properly executed GREEN proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, FOR the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017, and AGAINST the Say-on-Pay Proposal, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate seven candidates for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect our three Nominees. Stockholders who vote on the enclosed GREEN proxy card will also have the opportunity to vote for the candidates who have been nominated by the Company other than [ ], [ ] and [ ]. Stockholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting. Under applicable proxy rules we are required either to solicit proxies only for our Nominees, which could result in limiting the ability of stockholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for our Nominees while also allowing stockholders to vote for fewer than all of the Company’s nominees, which enables a stockholder who desires to vote for our Nominees to also vote for certain of the Company’s nominees. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the Company’s nominees will serve as a director if any or all of our Nominees are elected.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting.  For the Annual Meeting, the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). According to the Company’s proxy statement, it is expected that brokers will lack discretionary voting authority with respect to the election of nominees as directors and the approval of the Company’s compensation program for named executive officers, but will have discretionary voting authority to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

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If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting other than the proposal to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on the election of nominees as directors or the approval of the Company’s compensation program for named executive officers.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a majority vote standard for non-contested elections and a plurality vote standard for contested director elections. As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested, so the seven nominees for director receiving the highest vote totals will be elected as directors of the Company. With respect to the election of directors, only votes cast “FOR” a nominee will be counted. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Ratification of the Selection of Accounting Firm ─ According to the Company’s proxy statement, assuming that a quorum is present, the selection of BDO USA, LLP will be deemed to have been ratified if the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting vote in favor of ratification. The Company has indicated that broker non-votes will have no effect on the ratification of the selection, but abstentions will count as present for purposes of this vote and act as a vote against ratification of the selection.

Non-Binding Advisory Vote on Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, the advisory vote on executive compensation will be approved if the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting vote in favor of approval of the resolution. The Company has indicated that broker non-votes will have no effect on the approval of the resolution, but abstentions will count as present for purposes of this vote and act as a vote against approval of the resolution.

Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your GREEN proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Gilead’s recommendations specified herein and in accordance with the discretion of the persons named on the GREEN proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

21

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Gilead in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 2 Science Road, Glenwood, Illinois 60425 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Gilead in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, Okapi Partners may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

22

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Gilead. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Gilead Capital has entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this solicitation, for which Okapi Partners will receive a fee not to exceed $25,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Gilead Capital has requested banks, brokerage houses and other custodians, nominees and fiduciaries forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Gilead Capital will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Okapi Partners will employ approximately [ ] persons to solicit stockholders for the Annual Meeting. The entire expense of soliciting proxies is being borne by Gilead Capital. Costs of this solicitation of proxies are currently estimated to be approximately $[___________] (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Gilead Capital estimates that through the date hereof its expenses in connection with this solicitation are approximately $[___________]. Gilead Capital intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation. Gilead Capital does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Gilead Group, including the Nominees, are participants in this solicitation. The principal business of Gilead Capital is investing in securities and providing discretionary investment advice and management services to separately managed accounts (the “Gilead Capital Accounts”) and other institutional clients. The principal business of Gilead Capital GP is acting as the general partner of Gilead Capital. The address of the principal office of each of Gilead Capital and Gilead Capital GP is 157 Columbus Avenue, Suite 403, New York, New York 10023.

As of the date hereof, Gilead Capital directly holds 200 shares of Common Stock and, as a result of acting as the investment manager for the Gilead Capital Accounts, may be deemed the beneficial owner of 481,215 shares of Common Stock held in the Gilead Capital Accounts. Gilead Capital, together with Gilead Capital GP and Mr. Strong, has sole voting and dispositive power over the 481,215 shares of Common Stock held in the Gilead Capital Accounts. Gilead Capital GP, as the general partner of Gilead Capital, may be deemed to beneficially own the 481,415 shares of Common Stock beneficially owned by Gilead Capital. Mr. Strong, as the managing member of Gilead Capital GP, may be deemed to beneficially own the 481,415 shares of Common Stock beneficially owned by Gilead Capital.

Each participant in this solicitation is a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act. The Gilead Group may be deemed to beneficially own the 481,415 shares of Common Stock owned in the aggregate by all of the participants in this solicitation. Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

23

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Gilead is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Gilead is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GREEN proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

According to the Company’s proxy statement, proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) must, in order to be included in the Company’s proxy statement and the form of proxy for the 2018 Annual Meeting, be delivered to the Company’s Corporate Secretary at 2 Science Road, Glenwood, Illinois, 60425 by ________, __, 2017. In addition, under the Bylaws, nominations for directorships and stockholder proposals to be acted on at the 2018 Annual Meeting only may be made pursuant to written notice received at Landauer’s principal office on or after ________, __, 2017and on or before ________, __, 2017.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2018 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws. The incorporation of this information in this proxy statement should not be construed as an admission by Gilead that such procedures are legal, valid or binding.

24

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING based on reliance on Rule 14a-5(c). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Gilead Capital LP

_________________, 2017

25

SCHEDULE I

TRANSACTIONS IN SECURITIES OF the Company
DURING THE PAST TWO YEARS

Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale
GILEAD CAPITAL LP (INCLUDING TRANSACTIONS THROUGH THE GILEAD CAPITAL ACCOUNTS)

6,200	03/01/2016
1,456	03/01/2016
2,344	03/01/2016
5,084	03/02/2016
1,194	03/02/2016
1,922	03/02/2016
434	03/03/2016
102	03/03/2016
164	03/03/2016
3,472	03/04/2016
815	03/04/2016
1,313	03/04/2016
6,200	03/07/2016
1,456	03/07/2016
2,344	03/07/2016
7,502	03/08/2016
1,761	03/08/2016
2,837	03/08/2016
1,855	03/09/2016
435	03/09/2016
701	03/09/2016
7,291	03/10/2016
1,712	03/10/2016
2,756	03/10/2016
3,221	03/11/2016
756	03/11/2016
1,217	03/11/2016
14,314	03/14/2016
3,361	03/14/2016
5,412	03/14/2016
22,479	03/15/2016
5,278	03/15/2016
8,498	03/15/2016
2,850	03/16/2016
668	03/16/2016
1,076	03/16/2016
1,427	03/17/2016
334	03/17/2016

I-1

539	03/17/2016
(3,100)	03/18/2016
(728)	03/18/2016
(1,172)	03/18/2016
1,489	03/28/2016
349	03/28/2016
562	03/28/2016
(1,744)	04/01/2016
(409)	04/01/2016
(658)	04/01/2016
621	04/08/2016
145	04/08/2016
234	04/08/2016
620	04/13/2016
146	04/13/2016
234	04/13/2016
124	04/19/2016
29	04/19/2016
47	04/19/2016
310	04/20/2016
73	04/20/2016
117	04/20/2016
2,667	04/21/2016
626	04/21/2016
1,008	04/21/2016
63	04/22/2016
14	04/22/2016
23	04/22/2016
1,268	04/25/2016
298	04/25/2016
480	04/25/2016
930	04/26/2016
218	04/26/2016
352	04/26/2016
125	04/27/2016
29	04/27/2016
46	04/27/2016
63	04/28/2016
14	04/28/2016
23	04/28/2016
11,459	04/29/2016
2,691	04/29/2016
4,332	04/29/2016
3,597	04/29/2016
844	04/29/2016
1,359	04/29/2016
6,200	05/02/2016
1,456	05/02/2016
2,344	05/02/2016
620	05/03/2016

I-2

145	05/03/2016
235	05/03/2016
1,614	05/04/2016
379	05/04/2016
610	05/04/2016
2,707	05/05/2016
636	05/05/2016
1,023	05/05/2016
3,646	05/06/2016
856	05/06/2016
1,378	05/06/2016
32,344	05/09/2016
7,595	05/09/2016
12,228	05/09/2016
3,750	05/10/2016
880	05/10/2016
1,418	05/10/2016
63	05/12/2016
14	05/12/2016
23	05/12/2016
124	05/13/2016
29	05/13/2016
47	05/13/2016
4,313	05/16/2016
1,013	05/16/2016
1,630	05/16/2016
868	05/16/2016
204	05/16/2016
328	05/16/2016
17,684	05/17/2016
4,153	05/17/2016
6,686	05/17/2016
8,990	05/18/2016
2,111	05/18/2016
3,399	05/18/2016
4,073	05/19/2016
956	05/19/2016
1,540	05/19/2016
4,091	05/20/2016
961	05/20/2016
1,547	05/20/2016
921	05/23/2016
217	05/23/2016
348	05/23/2016
5,828	06/03/2016
1,369	06/03/2016
2,203	06/03/2016
434	06/13/2016
102	06/13/2016
164	06/13/2016

I-3

4,070	06/17/2016
956	06/17/2016
1,538	06/17/2016
30,488	06/21/2016
7,160	06/21/2016
11,527	06/21/2016
(1,705)	06/21/2016
(400)	06/21/2016
(645)	06/21/2016
3,782	06/22/2016
888	06/22/2016
1,430	06/22/2016
1,938	06/24/2016
455	06/24/2016
733	06/24/2016
18,435	07/01/2016
4,329	07/01/2016
6,969	07/01/2016
2,294	07/05/2016
539	07/05/2016
867	07/05/2016
13,382	09/07/2016
530	09/08/2016
4,200	09/09/2016
1,211	09/09/2016
1,589	09/09/2016
1,861	09/26/2016
536	09/26/2016
703	09/26/2016
721	09/29/2016
207	09/29/2016
272	09/29/2016
1,080	10/07/2016
311	10/07/2016
409	10/07/2016
7,800	10/11/2016
2,249	10/11/2016
2,951	10/11/2016
1,945	10/12/2016
560	10/12/2016
735	10/12/2016
2,227	10/13/2016
641	10/13/2016
842	10/13/2016
7,387	10/14/2016
2,129	10/14/2016
2,794	10/14/2016
2,161	10/25/2016
622	10/25/2016
817	10/25/2016

I-4

241	11/01/2016
69	11/01/2016
90	11/01/2016
100*	12/09/2016
100*	12/13/2016
1,000	12/16/2016

* Represents shares purchased directly by Gilead Capital LP.

I-5

SCHEDULE II

The following table is reprinted from the definitive proxy statement filed by Landauer, Inc. with the Securities and Exchange Commission on [___], 201[ ].

[To come from Company’s definitive proxy statement]

II-1

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Gilead your proxy FOR the election of the Nominees and in accordance with Gilead’s recommendations on the other proposals on the agenda for the Annual Meeting by taking two steps:

●	SIGNING the enclosed GREEN proxy card;
●	DATING the enclosed GREEN proxy card; and
●	MAILING the enclosed GREEN proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GREEN voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

OKAPI PARTNERS LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

(212) 297-0720

Stockholders Call Toll-Free at: (877) 274-8654

E-mail: info@okapipartners.com

GREEN PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED DECEMBER 20, 2016

Landauer, Inc.

2017 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF GILEAD CAPITAL LP

THE BOARD OF DIRECTORS OF LANDAUER, INC.
IS NOT SOLICITING THIS PROXY

P R O X Y

The undersigned appoints Jeffrey A. Strong and Justin Kane, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Landauer, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2017 Annual Meeting of Stockholders of the Company scheduled to be held on ______ __, 2017, at _:__ _.m., local time, at ______________________________ (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Gilead Capital LP (“Gilead Capital”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, AND “AGAINST” PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Gilead Capital’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our GREEN proxy card are available at

[_______________________]

GREEN PROXY CARD

[X] Please mark vote as in this example

GILEAD CAPITAL STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1 AND AGAINST PROPOSAL 3. GILEAD CAPITAL MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.

1.	Gilead Capital’s Proposal to Elect Directors:
		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	William R. Jellison Glenn P. Tobin Jeffrey A. Strong	☐	☐	☐

Gilead Capital does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law.

Gilead Capital intends to use this proxy to vote (i) “FOR” Messrs. Jellison and Strong and Dr. Tobin and (ii) “FOR” the candidates who have been nominated by the Company to serve as directors, other than [ ], [ ] and [ ], for whom Gilead Capital is not seeking authority to vote for and will not exercise any such authority. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement. There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our Nominees are elected.

Note: If you do not wish for your shares of Common Stock to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares of Common Stock will be voted for the remaining nominee(s).

________________________________________________________

2.	The Company’s proposal to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2017.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	The Company’s proposal to approve, by a non-binding advisory vote, executive compensation.
☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.